UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.            )

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FTS INTERNATIONAL, INC.
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[The following is an excerpt from the transcript of the conference call held by executives of FTS International, Inc. with employees of FTS International, Inc. on December 8, 2021.]

Alright, well good afternoon everyone.

Let’s go ahead and get started so thank you for joining us.

I’m here with Buddy in Fort Worth.

We’re here to just give you a brief update touch base on the transaction with ProFrac.

Really just a few key points to discuss today. As you may have noticed in my note earlier this week.

The Go shop period, which is a 45 day period after we announced the deal expired. We did not get any alternative acquisition proposals and so that part of the process is complete.

That largely conforms to what we expected, but it was a valuable process to make sure that the company got as good a deal as possible.

And so, but we did, there were no interested parties that were in a position to make an offer, and so that is expired.

Another thing that had happened that we had filed an 8-K just yesterday is that our antitrust review process, there were no questions that were raised, and so that part of the process is completed as well.

Back when we announced the deal, it was uncertain if we would get a second request from the Federal Trade Commission if they have questions about the deal and how it could impact the market.

And so we did not receive any such questions from them, so that period has expired as well, so that’s another hurdle that is behind us.

And so the only things that are really left between now and closing is, we have to get the SEC to review our proxy statement, which is the document that everyone reviews to evaluate the deal.

Shareholders I mean, that will review the proxy statement and it’s got rationale for why we’re doing the deal and rationale for the price that we agreed to.

And so this still required their vote and support and so, but that document has to go through review by the SEC staff.

And so they have the documents. They’re reviewing it, and we anticipate hearing something late next week if they have any questions.

We’ll properly review those questions, and you know, address any issues that they identify, which we don’t expect anything significant.

But until that process is completed, we don’t really quite know. So we will get that done as quickly as we can.

And then that proxy statement, once it’s finalized, get mailed to shareholders.

And then there’s a period of time after that.

But the shareholder vote will be arranged.

Right now, anticipate that maybe being late February early March, perhaps, depending on how much time it may take to get the SEC through the document.

But assuming that happens, you know that would be a quick close, assuming that the shareholders approve the transaction, we’d be in a position to close properly thereafter.

So still first quarter. So not much has really changed in that regard, but a couple of the hurdles that we had talked about early on have been cleared.

And so, uh, another thing that I had mentioned in meetings with everyone is that we do plan to start having meetings with ProFrac to discuss integration and transition planning.

I haven’t really got going on that in a way just yet, just given the amount of time between now and close.

But we are going to be having some meetings with them relatively soon. My expectation is that meetings with key employees will happen, probably not before January, and so we’re just in the early stages of the process at this point.

But, all indications for them is that, look, they’re incredibly excited about the deal. They think there’s a lot of potential for the combined company, and so they’re anxious to get going and see a lot of opportunity for the combined company and for employees going forward.

But once the deal closes, you know they’ve discussed a 90 day evaluation period.

To plan the organization’s future in more detail and see how we can best position ourselves in the market going forward.

So Buddy and I went around and talked to many of you right after we announced the deal and talked about a couple of questions that that a lot of people have.

I think first question is, you know, questions around retention. And I think the good news is, I think that there’s an expectation that they’re going to keep essentially all employees that are involved in field and manufacturing and maintenance operations. And that’s just simply because you know, there’s not a lot of overlap in our businesses, geographically, we serve different customers.

We need all the help that we can get.

The industry is relatively short staffed.

Activity is increasing and so I think that’s really good news for our teams and employees going forward so.

Another thing is just regarding benefits.

They’re on Blue Cross Blue Shield, which is the same health insurance provider that we have.

They’re making it a priority to evaluate both programs and we’ll select the best for the combined company going forward. And so during that initial 90 day evaluation period, there won’t be any changes to benefits in terms of 401K, insurance and so forth. All that all of that will be maintained, and my expectation is that they’ll probably be, will migrate to one of the two programs and I think it would definitely, with no expectation, that there’ll be any negative changes regarding benefits.

And I think that is about it that I really wanted to mention today in terms of updates, it’s really just clearing some of those major hurdles just where we are from a from a process standpoint.

But that is about it.

Buddy, can we turn it over to you? If you want to make a few comments.

Sure, thanks.

Other questions you might have gotten. No, thanks Mike.

Look the questions submitted, the questions circulating around, are all basically that the same things that we talked about when we’re at each individual district.

Most of those questions we don’t know the answer to. Our anticipation, much like Mike had said, is you know there’ll be a 90 day evaluation period.

We know a couple of things.

One, they are a frac company. So therefore, structurally, it probably makes sense, they’re going to try to manage the business the same way that we manage it.

Important Information For Investors And Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval.  This communication relates to a proposed transaction between FTS International, Inc. (“FTSI”) and ProFrac Holdings, LLC (“ProFrac”). In connection with this proposed transaction, FTSI may file one or more proxy statements or other documents with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A (the “definitive proxy statement”) which will be mailed or otherwise disseminated to the Company’s stockholders when it becomes available.  This communication is not a substitute for any proxy statement or other document FTSI may file with the SEC in connection with the proposed transaction.  INVESTORS AND SECURITY HOLDERS OF FTSI ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by FTSI through the website maintained by the SEC at http://www.sec.gov.  Copies of the documents filed with the SEC by FTSI will be available free of charge on FTSI’s internet website at https://www.ftsi.com/investor-relations/sec-filings/default.aspx or by contacting FTSI’s primary investor relation’s contact by email at investors@ftsi.com or by phone at 817-862-2000.

Participants in Solicitation

FTSI, ProFrac, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction.  Information about the directors and executive officers of FTSI is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 5, 2021, its Amendment No. 1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on April 30, 2021, certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports filed on Form 8-K.

These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

This communication contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this communication that are not statements of historical fact, including statements about FTSI’s ability to consummate the proposed transaction, the expected benefits of the proposed transaction and the expected impact of the coronavirus pandemic (COVID-19) on FTSI's businesses may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of FTSI based on current expectations and assumptions relating to FTSI’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others: the failure to obtain the required vote of FTSI’s stockholders, the timing to consummate the proposed transaction, the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur, the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated, the diversion of management time on transaction-related issues, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of FTSI, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of FTSI to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers, economic or political changes that affect the markets that FTSI’s businesses serve which could have an effect on demand for FTSI’s products and impact FTSI’s profitability, disruptions in the credit and financial markets, including diminished liquidity and credit availability, disruptions in the Company's businesses from the coronavirus pandemic (COVID-19), cyber-security vulnerabilities, supply issues, retention of key employees, and outcomes of legal proceedings, claims and investigations, future changes, results of operations, domestic spending by the onshore oil and natural gas industry, continued volatility or future volatility in oil and natural gas prices, deterioration in general economic conditions or a continued weakening or future weakening of the broader energy industry, federal, state and local regulation of hydraulic fracturing and other oilfield service activities, as well as exploration and production activities, including public pressure on governmental bodies and regulatory agencies to regulate our industry, and the price and availability of alternative fuels, equipment and energy sources. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in FTSI’s filings with the Securities and Exchange Commission, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of FTSI’s Annual Report on Form 10-K for the year ended December 31, 2020.

These forward-looking statements speak only as of the date of this communication, and FTSI does not assume any obligation to update or revise any forward-looking statement made in this communication or that may from time to time be made by or on behalf of the Company.